SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023

ARES ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41691	98-1592112
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 44th Floor New York, NY	10167
(Address of principal executive offices)	(Zip Code)

(310) 201-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	AACT.U	New York Stock Exchange
Class A Ordinary Shares	AACT	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	AACT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2023, Ares Acquisition Corporation II (the “Company”) appointed David G. Hirz as a new director of the Company. Mr. Hirz has been appointed to serve on the audit committee, the compensation committee and the nominating committee of the Company, with such appointment effective upon him becoming a director of the Company.

Mr. Hirz most recently served as President and Chief Executive Officer as well as a member the board of directors of Smart & Final Stores, Inc. from January 2012 through January 2022. Prior to that, from April 2010 to January 2012, Mr. Hirz served as President and Chief Operating Officer of Smart & Final Stores, Inc. Prior to joining Smart & Final Stores, Inc., Mr. Hirz held executive positions with divisions of The Kroger Company, one of the world’s largest supermarket operators, including President of Food4Less, a national warehouse grocery store chain of The Kroger Company, and President of the Ralphs Grocery Company, the largest supermarket chain in southern California at the time. Previously, Mr. Hirz held a variety of store and operations management positions with several retail grocery companies. Mr. Hirz received a B.B.A. in Finance and Economics & Political Science from California State University, Fullerton.

The Company believes that Mr. Hirz is well qualified to serve on its board of directors due to his significant senior leadership experience along with his extensive knowledge of the food retail and foodservice industries.

The board of directors of the Company has affirmatively determined that Mr. Hirz meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Mr. Hirz will be compensated $150,000 annually by the Company for his services as a director.

In connection with this appointment, Mr. Hirz is expected to enter into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2023	ARES ACQUISITION CORPORATION II

	By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Secretary